Amendment to Fund Accounting and Administration Agreement

November 12, 2010

This amendment to the Fund Accounting and Administration Agreement between the Starboard Investment Trust, a Delaware statutory trust (“Trust”), and The Nottingham Company, a North Carolina corporation (“Administrator”), is made and entered into as of the date first written above on behalf of the FMX Growth Allocation Fund.

WHEREAS, the parties entered into the Fund Accounting and Administration Agreement on November 23, 2009 pursuant to which the Trust retained the Administrator to provide certain administrative services to the Trust in the manner and on the terms set forth in the agreement; and

WHEREAS, the parties wish to amend the Fund Accounting and Administration Agreement in order to revise the provisions regarding its duration and termination; and

WHEREAS, Section 20 of the Fund Accounting and Administration Agreement allows for its amendment by a written instrument.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this amendment and intending to be legally bound, the parties agree as follows:

1.	Term of Agreement. Section 12 of the Fund Accounting and Administration Agreement is replaced in its entirety with the following:

This agreement shall continue in effect until October 1, 2012 and shall thereafter be renewed automatically for successive terms with one-year periods.  The Trust may terminate this agreement (i) at any time by giving not less than sixty days’ prior written notice to the Administrator; or (ii) for cause, in the event of misconduct, negligence, or material breach of this agreement by the Administrator, by giving not less than thirty days’ prior written notice to the Administrator.  The Administrator may terminate this agreement (i) at the conclusion of the then current term by giving not less than sixty days’ prior written notice of non-renewal to the Trust; or (ii) for cause, in the event of negligent conduct or material breach of this agreement by the Trust, by giving not less than thirty days’ prior written notice to the Trust.

2.	Other. Except as expressly modified or amended above, all other terms and provisions of the Fund Accounting and Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to the Fund Accounting and Administration Agreement to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first written above.

Starboard Investment Trust                                                                The Nottingham Company

By:	/s/ Jack E. Brinson	By:	/s/ Carrie J. Lower

Name:	Jack E. Brinson	Name:	Carrie J. Lower

Title:	Chairman	Title:	Vice President

Amendment to Fund Accounting and Administration Agreement

November 12, 2010

This amendment to the Fund Accounting and Administration Agreement between the Starboard Investment Trust, a Delaware statutory trust (“Trust”), and The Nottingham Company, a North Carolina corporation (“Administrator”), is made and entered into as of the date first written above on behalf of the FMX Total Return Fund.

WHEREAS, the parties entered into the Fund Accounting and Administration Agreement on November 23, 2009 pursuant to which the Trust retained the Administrator to provide certain administrative services to the Trust in the manner and on the terms set forth in the agreement; and

WHEREAS, the parties wish to amend the Fund Accounting and Administration Agreement in order to revise the provisions regarding its duration and termination; and

WHEREAS, Section 20 of the Fund Accounting and Administration Agreement allows for its amendment by a written instrument.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained in this amendment and intending to be legally bound, the parties agree as follows:

1.	Term of Agreement. Section 12 of the Fund Accounting and Administration Agreement is replaced in its entirety with the following:

This agreement shall continue in effect until October 1, 2012 and shall thereafter be renewed automatically for successive terms with one-year periods.  The Trust may terminate this agreement (i) at any time by giving not less than sixty days’ prior written notice to the Administrator; or (ii) for cause, in the event of misconduct, negligence, or material breach of this agreement by the Administrator, by giving not less than thirty days’ prior written notice to the Administrator.  The Administrator may terminate this agreement (i) at the conclusion of the then current term by giving not less than sixty days’ prior written notice of non-renewal to the Trust; or (ii) for cause, in the event of negligent conduct or material breach of this agreement by the Trust, by giving not less than thirty days’ prior written notice to the Trust.

2.	Other. Except as expressly modified or amended above, all other terms and provisions of the Fund Accounting and Administration Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused this amendment to the Fund Accounting and Administration Agreement to be executed by a duly authorized officer on one or more counterparts (including facsimile counterparts) as of the date first written above.

Starboard Investment Trust                                                                The Nottingham Company

By:	/s/ Jack E. Brinson	By:	/s/ Carrie J. Lower

Name:	Jack E. Brinson	Name:	Carrie J. Lower

Title:	Chairman	Title:	Vice President